Exhibit 10.9

THIRD AMENDMENT TO AMENDED AND RESTATED REIMBURSEMENT

AND INDEMNITY AGREEMENT

This Third Amendment to Amended and Restated Reimbursement and Indemnity Agreement (this “Amendment”) is entered into as of February 27, 2009, by and among CLARIENT, INC., a Delaware corporation (“Clarient”), SAFEGUARD DELAWARE, INC., a Delaware corporation (“SDI”) and SAFEGUARD SCIENTIFICS (DELAWARE), INC., a Delaware corporation (“SSI” , and together with SDI, “Safeguard”).

RECITALS

Clarient and Safeguard are parties to that certain Amended and Restated Reimbursement and Indemnity Agreement, dated as of January 17, 2007 as amended by that certain First Amendment to Amended and Restated Reimbursement and Indemnity Agreement, dated as of March 6, 2007 and as further amended by that Second Amendment to Amended and Restated Reimbursement and Indemnity Agreement, dated as of March 14, 2008 (the “Agreement”).  The parties desire to amend the Agreement in accordance with the terms of this Amendment.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1.                                       Section 1(d)(ii) of the Agreement is amended and restated to read in its entirety as follows:

“(ii) incurring any other indebtedness (other than indebtedness outstanding from time to time under (x) Clarient’s loan and security agreements with Comerica Bank and Gemino Healthcare Finance, LLC (as amended, supplemented, replaced or otherwise modified from time to time) and (y) that certain Second Amended and Restated Senior Subordinated Revolving Credit Agreement dated as of February 27, 2009, by Clarient and SDI (as the same may be amended, restated or otherwise modified from time to time, the “SDI Credit Agreement”) and all indebtedness permitted under the SDI Credit Agreement.”

2.                                       This Amendment shall be effective upon receipt by Safeguard of this Amendment duly executed by Clarient.

3.                                       Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement.

4.                                       Clarient represents and warrants that the representations and warranties contained in the Agreement are true and correct in all material respects of the date of the Amendment (unless such representations and warranties relate to a specific date, in which case they shall be true and correct in all material respects on and as of such date).

5.                                       Except as expressly amended hereby, all terms and provisions of the .Agreement shall remain in full force and effect and Clarient hereby affirms, confirms and ratifies same.

6.                                       This Amendment shall be governed by construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania, without regard to the conflicts of laws provisions thereof.

7.                                       This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

IN WITNESS WHEREOF, the undersigned have executed this Third Amendment to Amended and Restated Reimbursement and Indemnity Agreement on the date first set forth above.

CLARIENT, INC.

By:	/s/ Raymond J. Land
Ray Land
Senior Vice President and
Chief Financial Officer

SAFEGUARD DELAWARE, 1NC.

By:	/s/ Brian J. Sisko

Its:	Vice President

SAFEGUARD SCIENTIFICS (DELAWARE), 1NC.

By:	/s/ Brian J. Sisko

Its:	Vice President